UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 17, 2008

Belvedere SoCal
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

333-141453	20-8356735
(Commission File Number)	(IRS Employer Identification No.)

One Maritime Plaza, Suite 825, San Francisco, CA	94111
(Address of Principal Executive Offices)	(Zip Code)

(415) 434-1236
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On November 2, 2007, the Company entered into a Management Agreement (the “Agreement”) with Belvedere Capital Fund II L.P. (the “Fund”).  On June 17, 2008 the Agreement was amended effective January 29, 2008.  The Fund currently owns 73.0% of the Company’s common stock and 100.0% of its non-cumulative perpetual preferred stock.

Under the Agreement as amended, the general partner of the Fund will provide certain management services to the Company and its subsidiaries for a management fee paid to the Fund and its general partner equal to 5% of the pre-tax earnings of all the Company’s subsidiary banks, subject to an annual minimum payment of $200,000 and a maximum annual payment of $750,000.  No other material modification was made to the Agreement by the amendment.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2008

Belvedere SoCal

By:	/s/ William Baribault
William Baribault
Chief Executive Officer (Principal Executive Officer)